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                                                                    EXHIBIT 10.1

                    SECOND AMENDMENT TO FORBEARANCE AGREEMENT

         THIS SECOND AMENDMENT TO FORBEARANCE AGREEMENT (the "Amendment") made and entered into as of the 15th day of October, 2001 (the "Effective Date"), by and among HORIZON MEDICAL PRODUCTS, INC., a Georgia corporation (the "Borrower"), HORIZON ACQUISITION CORP., STRATO/INFUSAID, INC. and STEPIC CORPORATION (collectively "Guarantors") the Lender signatory to the Credit Agreement referred to below (the "Lender"), and BANK OF AMERICA, N.A., successor to BANC OF AMERICA COMMERCIAL FINANCE CORPORATION, formerly known as NationsCredit Commercial Corporation, as Agent for the Lender (the "Agent") (Lender and Agent are at times hereinafter collectively referred to as "Lender").

                               Statement of Facts

         A. Borrower, Guarantors and Lenders are parties to the Forbearance Agreement dated March 30, 2001, as amended by that certain First Amendment to Forbearance Agreement dated March 31, 2001 (the "Agreement"; capitalized terms used in this Amendment and not otherwise defined herein have the meanings given in the Agreement, as amended hereby).

         B. The Borrower has requested that Lender agree to modify certain terms of the Agreement and the Lender is willing to agree to such modifications subject to the terms and conditions of this Amendment.

         C. Except as modified and amended hereby, the Agreement and Loan Documents shall be and remain in full force and effect and unchanged. This Amendment is not intended to be nor shall it constitute a novation of the Agreement or the Loan Documents or the indebtedness evidenced thereby. Borrower hereby ratifies, confirms and approves the Agreement and Loan Documents as modified herein, and agrees that the same constitutes the valid and binding obligation of Borrower, enforceable by Lender in accordance with its terms. Any references to the Agreement in any other document evidencing, securing or otherwise relating to the indebtedness evidenced by the Agreement shall mean and refer to the Agreement as modified and amended hereby.

         D. By execution hereof, Borrower and Guarantors hereby reaffirm as of the Effective Date all representations and warranties contained in the Agreement, as amended.

                               Statement of Terms

         NOW THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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         1.       Amendment to Agreement. Subject to the terms and conditions of this Amendment, the Agreement is hereby amended as follows:

         (a) Paragraph 3 of the Agreement is hereby amended by deleting the words and figures "March 31, 2002" in line 7 and simultaneously substituting in lieu thereof "January 15, 2002", it being the intent of the parties to shorten the outside date of the Forbearance Period.

         (b) Paragraph 4 of the Agreement is hereby amended by inserting the following words and figures as subparagraph (d): "(d) Borrower shall maintain a general operating account with Lender in Borrower's name (the "Operating Account") from which all loan proceeds will be deposited and all expenses (except payroll expenses) of Borrower shall be paid. Absent the prior written consent of Lender, the use of any funds in the Operating Account in any calendar month shall be restricted to payments only in amounts equal to or less than the monthly budget attached hereto as Exhibit "A" (the "Monthly Budget"), and no other amount shall be spent during any calendar month for any such budgeted item in excess of the amount set out to the right of that line item during any calendar month. Borrower shall establish a separate payroll account with Lender in Borrower's name (the "Payroll Account"). Upon a Termination Event, in the sole discretion of Lender, any funds in the Operating Account will be paid to Lender and may be offset by Lender."

         (c) Paragraph 4 of the Agreement is hereby amended by inserting the following words and figures as subparagraph (e): "Borrower shall furnish to Lender (1) on or before the close of business (5:00 p.m.) on Tuesday, October 23, 2001, and on each Tuesday thereafter during the Forbearance Period, current information relating to its Borrowing Base in a form consistent with its prior practice under the Credit Agreement; (2) by the third and eighteenth day of each month (or the next business day if on a holiday or weekend) a status report of all collections on outstanding accounts, by name and address of account debtor, accounts receivable, cash on hand and all expenditures for the prior period and all invoices for that period, (3) monthly a complete listing of inventory and equipment specifying the locations of said inventory and equipment, a breakdown of said inventory and equipment at each such location and the dollar value of inventory and equipment at each such location; (4) by the third and eighteenth day of each month (or the next business day if on a holiday or weekend) weekly and monthly income and expense statements broken down in the same categories as Exhibit "A" comparing actual income and expenses incurred to budgeted income and expenses; (5) by the twentieth day of each month, on a monthly basis, the monthly financial statements required under the Credit Agreement including income and expense statements and balance sheets, and (6) by the twentieth day of each month, on a monthly basis, a complete list of all accounts receivable and the aging of each account receivable and an aged trial balance."


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         (d)      The text of Paragraph 4(b) of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof: "Note Modifications. Borrower agrees to pay any accrued and unpaid interest on the Note on the first day of each month commencing on November 1, 2001 and continuing on the same day of each successive month thereafter during the Forbearance Period. Interest will continue to accrue and shall be computed on the outstanding principal balance of the Note from time to time during the Forbearance Period at the Bank of America Prime Rate plus two and one half percent (2.5%) per annum effective upon the Effective Date. Upon a Termination Event (hereinafter defined), interest will accrue at the interest rate then in effect plus six percent (6%). Except as modified above, all other terms and conditions of the Note, Credit Agreement and Loan Documents shall remain unchanged."

         (e) Paragraph 5 of the Agreement is hereby amended to delete the financial covenants set forth in Paragraph 5(e)(1), 5(e)(3), 5(e)(4), 5(e)(5) and 5(e)(6) and to insert in lieu thereof "Intentionally Omitted."

         (f) The text of Paragraph 5(f) of the Agreement is hereby deleted in its entirety and the following text is hereby inserted in lieu thereof: "Borrower and the Guarantors fail to execute and deliver or fail to cause Marshall Hunt and Hunt L.L.L.P. to execute and deliver to Lender, within ten (10) days from the date hereof, (x) a non-recourse guaranty of the Note from Marshall Hunt secured by a pledge of all stock of Borrower owned by Marshall Hunt, and (y) documentation in form and content satisfactory to the Lender and to Lender's counsel so as to amend that certain Pledge Agreement, dated June 6, 2000, between Hunt, as pledgor, and Horizon Medical Products, Inc., as pledgee, covering 1,889,733 shares of Horizon Medical Products, Inc. common stock and that certain Pledge Agreement, dated June 6, 2000, between Hunt L.L.L.P., as pledgor, and Horizon Medical Products, Inc. as pledgee, covering 924,210 shares of Horizon Medical Products, Inc. common stock so that said agreement secure the Note, which documents shall be held in escrow by Lender and shall be released only in the event that Marshall Hunt interferes with the daily operations of the Borrower determinable in Lender's reasonable discretion at any point prior to January 1, 2005."

         (g) The text of Paragraph 5(j) of the Agreement is hereby deleted in its entirety and the following text is hereby inserted in lieu thereof: "Borrower fails to engage and hire within five
                  (5) days from the date hereof competent crisis and turn around management and a new Chief Executive Officer experienced in the same upon terms and conditions reasonably acceptable to Lender and Borrower, who shall report to the independent members of the Company's Board of Directors and such Chief Executive Officer is unable to assume and continue management of the daily operations of the Borrower."

         (h) The text of Paragraph 5(m) of the Agreement is hereby deleted in its entirety and the following text is hereby inserted in lieu thereof: "Borrower fails to provide to


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                  Lender within five (5) days of the date hereof a copy of
                  organizational resolutions and minutes of Borrower confirming that Marshall Hunt has resigned as an officer and director of Borrower and that no further salary or bonuses shall be paid to Marshall Hunt."

         (i)      The following is hereby inserted as Paragraph 5(n) of the
                  Agreement: "(n) Any party interferes with the daily operations of the Borrower or with the operation of the board of directors of the Borrower or the exercise of their fiduciary obligations to all parties in interest."

         (j)      The following is hereby inserted as Paragraph 5(o) of the
                  Agreement: "(o) Borrower fails to undertake good faith effects or refinance the Note and Borrower fails to provide weekly written status reports describing such efforts to Lender beginning on October 22, 2001. Any proposal by Borrower requesting that Lender accept a discounted payoff of the Note shall be subject to Lender's sole and absolute discretion."

         (k)      The following is hereby inserted as Paragraph 5(p) of the
                  Agreement: "(p) On or before December 15, 2001, Borrower fails to provide to Lender evidence that Borrower has engaged an investment banking firm upon terms and conditions reasonably acceptable to Lender to begin marketing the sale of the assets of Borrower in the event that the Note is not paid off by the Termination Date. The foregoing sentence is not nor shall it be deemed to be a waiver or an agreement of Lender not to fully execute its remedies in the event of a Termination Event. On or after the Termination Date, upon the request of Lender, Borrower agrees to provide Lender with unimpeded access to the collateral of Lender. The foregoing sentence is not nor shall it be deemed an election of remedies by Lender."

         (l)      The following is hereby inserted as Paragraph 5(q) of the
                  Agreement: "(q) The actual expenses of Borrower paid in a given calendar month exceed by more than ten (10%) percent the budgeted expenses as set forth in the Monthly Budget."

         (m)      The following is hereby inserted as Paragraph 5(r) of the
                  Agreement: "(r) The actual income of Borrower in a given calendar month is more than ten (10%) percent below the budgeted income as set forth in the Monthly Budget."

         (n)      The following is hereby inserted as Paragraph 5(t) of the
                  Agreement: "The Borrower's Borrowing Base declines more than ten (10%) percent below the Borrower's base reflected in its report as of October 23, 2001;

         (o)      The following is hereby inserted as Paragraph 5(u) of the
                  Agreement: "Borrower fails to execute and deliver to Lender within twenty-four (24) hours of Lender's request a consent order in form and substance reasonably acceptable to Lender and Lender's counsel consenting to the appointment of a Receiver in the event of a Termination Event."


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         (p)      The text of Paragraph 6 of the Agreement is hereby deleted in its entirety and the following is substituted in lieu thereof:

         Amendments to Credit Agreement

                  (a) Section 1.01 of the Credit Agreement is hereby amended such that the definition of the "Working Capital Sublimit" is hereby amended to read as follows: "WORKING CAPITAL SUBLIMIT" means $5,000,000.

                  (b) Section 2.01(b) of the Credit Agreement is hereby amended to read as follows:

                           (i)      Working Capital Loans shall be available for
the working capital needs of the Company and its Subsidiaries. The sum of Working Capital Loans and Working Capital Letter of Credit Liabilities shall not at any time exceed in aggregate principal amount outstanding the least of (said amount, the "Working Capital Availability"):

                                    (A)      the Working Capital Sublimit of
                                             Five Million Dollars ($5,000,000)
                                             less any Letter of Credit
                                             Liabilities, or

                                    (B)      an amount equal to the Borrowing
                                             Base.

                           (ii)     Each Working Capital Loan shall be in an
aggregate amount of $100,000 or an integral multiple of $10,000 in excess thereof. No more than one Working Capital Loan shall be made within any week.

         2. Conditions to Effectiveness. This Amendment shall become effective upon the date hereof, subject to the satisfaction of the following conditions:

                  (a) the receipt by the Lender of this Amendment, duly executed, completed and delivered on or before October 15, 2001; and

                  (b) the receipt by the Lender of $35,855.99 for Lender's unreimbursed attorney's fees and expenses due from the Borrower; and

                  (c) the receipt by the Lender of $1,375.00 for Lender's title insurance related fees to Calloway Title and Escrow, LLC; and

                  (d) the receipt by the Lender of $296,573.08 for accrued interest on the Note through October 1, 2001.

         3. No Waiver. The execution, delivery and performance of the Agreement, as amended by this Amendment by Lender and the acceptance by Lender of performance of Borrower and Guarantors hereunder (a) shall not constitute a waiver or release by Lender of any default that may now or hereafter exist under the Loan Documents, (b) shall not constitute a novation of the Loan Documents as it is the intent of the parties to modify the Loan Documents


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as expressly set out herein and (c) except as expressly provided in this
Amendment, shall be without prejudice to, and is not a waiver or release of, Lender's rights at any time in the future to exercise any and all rights conferred upon Lender by the Loan Documents or otherwise at law or in equity, including but not limited to the right to institute collection or arbitration proceedings against Borrower and/or Guarantors and/or to exercise any right against any other person or entity not a party to the Agreement, as amended by this Amendment.

         4. Waiver of Claims and Release. Borrower and Guarantors warrant and represent to Lender that the Note and the Bridge Note are not subject to any credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever, and Borrower and Guarantors hereby ratify and reaffirm their obligations under the Loan Documents; and Borrower and Guarantors hereby release and discharge Lender and its predecessors, successors, assigns, officers, managers, directors, shareholders, employees, agents, attorneys, representatives, parent corporations, subsidiaries, and affiliates (collectively referred to as "Affiliates"), jointly and severally from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including without limitation, any usury claims, that have at any time been owned, or that are hereafter owned, in tort or in contract by Borrower or any Guarantors or subsidiaries and that arise out of any one or more circumstances or events that occurred prior to the date of this Amendment which they had, may have or claim to have against Lender or Affiliates. Moreover, Borrower and Guarantors and subsidiaries, jointly and severally, waive any and all claims now or hereafter arising from or related to any delay by Lender or Affiliates in exercising any rights or remedies under the Loan Documents, including, without limitation, any delay in foreclosing any collateral securing the Note or the Bridge Note.

         5.       Bankruptcy.

                  (a) In entering into the Agreement, as amended by this Amendment, Borrower, Guarantors and Lender hereby stipulate, acknowledge and agree that Lender gave up valuable rights and agreed to forbear from exercising legal remedies available to it in exchange for the promises, representations, acknowledgements and warranties of Borrower and Guarantors as contained herein and that Lender would not have entered into the Agreement, as amended by this Amendment but for such promises, representations, acknowledgements, agreements, and warranties, all of which have been accepted by Lender in good faith, the breach of which by Borrower or Guarantors in any way, at any time, now or in the future, would admittedly and confessedly constitute cause for dismissal of any such bankruptcy petition pursuant to 11 U.S.C.
         ss. 1112(b).

                  (b) As additional consideration for Lender agreeing to forbear from immediately enforcing its rights and remedies under the Agreement, the Note and the Loan Documents, including but not limited to the institution of foreclosure proceedings, Borrower and Guarantors agree that in the event a bankruptcy petition under any Chapter of the Bankruptcy Code (11 U.S.C. ss. 101, et seq.) is filed by or against Borrower or Guarantors at any time after the execution of this Amendment, Lender shall be entitled to the immediate entry of an order from the appropriate bankruptcy court granting Lender complete relief from the automatic stay imposed by ss. 362 of the Bankruptcy Code (11


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         U.S.C. ss. 362) to exercise its foreclosure and other rights, including but not limited to obtaining a foreclosure judgment and foreclosure sale, upon the filing with the appropriate court of a motion for relief from the automatic stay with a copy of the Agreement attached thereto. Borrower and Guarantors specifically agree (i) that upon filing a motion for relief from the automatic stay, Lender shall be entitled to relief from the stay without the necessity of an evidentiary hearing and without the necessity or requirement of the Lender to establish or prove the value of the Collateral, the lack of adequate protection of its interest in the Collateral, or the lack of equity in the Collateral; (ii) that the lifting of the automatic stay hereunder by the appropriate bankruptcy court shall be deemed to be "for cause" pursuant to ss. 362(d)(1) of the Bankruptcy Code (11 U.S.C. ss. 362(d)(1)); and (iii) that Borrower and Guarantors will not directly or indirectly oppose or otherwise defend against Lender's efforts to gain relief from the automatic stay. This provision is not intended to preclude Borrower or Guarantors from filing for protection under any Chapter of the Bankruptcy Code. The remedies prescribed in this paragraph are not exclusive and shall not limit Lender's rights under the Loan Documents, the Agreement or under any law.

                  (c) Moreover, as additional consideration for Lender agreeing to forbear from immediately enforcing its rights and remedies under the Agreement, the Note and in the Loan Documents, including but not limited to the institution of foreclosure proceedings, Borrower and Guarantors agree that in the event a bankruptcy petition under Chapter of the Bankruptcy Code (11 U.S.C. ss. 101, et seq.) is filed by or against Borrower or Guarantors at any time after the execution of this Amendment, Borrower and Guarantors hereby and in the future irrevocably agree to waive the exclusive period provided for under ss. 1121 of the Bankruptcy Code (11 U.S.C. ss. 1121).

                  (d) All of the above terms and conditions have been freely bargained for and are all supported by reasonable and adequate consideration and the provisions herein are material inducements for Lender entering into this Amendment.

         6. Counterparts. This Amendment may be executed in any number of counterparts, all of which shall be deemed to constitute but one original and shall be binding upon all parties, their successors and permitted assigns and facsimile signatures shall be deemed binding and of the same force and effect as originals.

         7. Entire Agreement. The Agreement as amended by this Amendment embodies the entire agreement between the parties hereto relating to the subject matter hereof and supersedes all prior agreements, representations and understandings, if any, relating to the subject matter hereof.

         8. Notice and Cure. Borrower and Guarantors shall have no right to notice or to cure any act or omission which constitutes a Termination Event.

         EXECUTED under seal as of the Effective Date.


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                                         BORROWER:

Signed, sealed and delivered in the      HORIZON MEDICAL PRODUCTS, INC.
presence of:



------------------------------
Unofficial Witness                       By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
------------------------------           Title:
Notary Public                                  --------------------------------

My commission expires:                   (CORPORATE SEAL)

[NOTARIAL SEAL]

                                         GUARANTORS:

Signed, sealed and delivered in the
presence of:                             HORIZON ACQUISITION CORP.



------------------------------
Unofficial Witness                       By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
------------------------------           Title:
Notary Public                                  --------------------------------

My commission expires:                   (CORPORATE SEAL)

[NOTARIAL SEAL]

Signed, sealed and delivered in the
presence of:                             STRATO/INFUSAID, INC.



------------------------------
Unofficial Witness                       By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
------------------------------           Title:
Notary Public                                  --------------------------------

My commission expires:                   (CORPORATE SEAL)

[NOTARIAL SEAL]


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Signed, sealed and delivered in the
presence of:                             STEPIC CORPORATION



------------------------------
Unofficial Witness                       By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
------------------------------           Title:
Notary Public                                  --------------------------------

My commission expires:                   (CORPORATE SEAL)

[NOTARIAL SEAL]

                                         LENDER AND AGENT:
                                         ----------------

Signed, sealed and delivered in the      BANK OF AMERICA, N.A., successor to
presence of:                             BANC OF AMERICA COMMERCIAL
                                         FINANCE CORPORATION



------------------------------
Unofficial Witness                       By:
                                            -----------------------------------
                                         Name:
                                              ---------------------------------
------------------------------           Title:
Notary Public                                  --------------------------------

My commission expires:                   (BANK SEAL)

[NOTARIAL SEAL]


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